Exhibit 99.2

Court Approves Plan of Arrangement for Timberline’s Acquisition of Staccato Gold Resources

May 26, 2010 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) announced today that Staccato Gold Resources Ltd. (TSX.V: CAT) (“Staccato”) has obtained the Final Order from the Supreme Court of British Columbia approving the proposed acquisition of Staccato by Timberline.

 Timberline’s shareholders will vote on the proposed plan of arrangement at their special meeting of shareholders to be held on May 28, 2010.  Timberline and Staccato expect to obtain all requisite approvals and meet all closing conditions, and they remain on track to close the transaction on or about June 2, 2010.

Assuming Timberline receives the requisite shareholder approval for the acquisition on May 28, 2010, Staccato will voluntarily halt trading of its common shares on the TSX Venture Exchange on Friday, May 28, 2010 until the Closing Date, and Timberline’s shares of common stock will resume trading on the TSX Venture Exchange in substitution for Staccato’s common shares on June 3, 2010 under the symbol “TBR”.

With the completion of this Arrangement, Timberline will acquire Staccato’s South Eureka property which includes a drill-tested exploration portfolio and the advanced-stage Lookout Mountain project, located along Nevada’s Battle Mountain / Eureka trend, and approximately $5 million in cash.

The South Eureka property is comprised of several projects included within one of the largest exploration land packages in the Battle Mountain / Eureka Trend – approximately 15,000 acres.  The property has identified exploration potential evidenced by historic workings and gold anomalies throughout the district.  The flagship Lookout Mountain project features a defined section of mineralized material within a large scale structural corridor and numerous high-priority targets to test.  Timberline’s Butte Highlands Gold Project is funded to production by its joint venture partner; therefore, Timberline intends to focus its exploration efforts at Staccato’s Lookout Mountain project.

About Timberline Resources Corporation

Timberline is a diversified gold company with three complementary business units: a mine in development with anticipated gold production, an active exploration division, and two contract core drilling subsidiaries. Timberline is focused on the evaluation and the acquisition of advanced-stage exploration opportunities, with the potential for near-term development and production. Timberline formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, at its royalty-free Butte Highlands Gold Project which commenced development in the summer of 2009 and has gold production targeted in 2011.  The Management team has experience, depth, and a solid track record of achievement in building successful companies and discovering economic ore bodies.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859